Exhibit 99.1

1999 Bryan Street, Suite 3500
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	May 7, 2024

Jacobs Reports Fiscal Second Quarter 2024 Earnings
Second Quarter Revenue up 4.7% Year-Over-Year
People and Places Solutions (P&PS) Revenue up 7.5% Year-Over-Year
Operating Profit down 3% Year-Over-Year, Adjusted Operating Profit up 10%1
Repurchased $95M in Shares During the Second Quarter
Narrows Fiscal 2024 Adjusted EBITDA and Adjusted EPS Range
DALLAS, TEXAS - Jacobs Solutions Inc. (NYSE: J) today announced its financial results for the fiscal second quarter ended March 29, 2024.
Q2 2024 Highlights:
▪Revenue of $4.3 billion up 4.7% y/y; adjusted net revenue1 increased 2.9% y/y
▪Record P&PS operating margin of 10.6%, and record adjusted operating margin of 15.3%1
▪Backlog1 of $29.4 billion, up 1.5% y/y; gross profit in backlog1 up 3.7% y/y
▪EPS of $1.29, down 24% y/y; adjusted EPS from continuing operations1 of $1.91, down 7% y/y, each driven by a $0.32 per share discrete tax benefit in prior period
▪Six month ended March 29, 2024, cash flow from operations of $376 million; continue to expect greater than 100% fiscal year reported free cash flow conversion1
Jacobs' CEO Bob Pragada commented, "I am pleased to report a solid performance in Q2, bolstered once again by People & Places Solutions, which posted another outstanding quarter with 7% year-over-year gross profit in backlog growth. We continue to diligently execute on our commitments in relation to the separation of our CMS and Cyber & Intelligence business. Our continued success is a testament to the dedication of our talented team who continue to drive world-class performance from a foundation of a strong culture coupled with our deep relationships across key market sectors. I am delighted by our level of strategic execution. As we move into the second half of our fiscal year, we remain focused on streamlining our business with a keen focus on cost optimization, driving sustainable growth and creating value for our shareholders, clients and communities."
Jacobs' Interim CFO Kevin Berryman stated, "Our team's dedication continues to exceed both our strategic and financial goals, leading to another strong quarter. We are steadfast in our commitment to providing high-value solutions with improved margins, supported by our continued emphasis on operational excellence and execution. We repurchased $95 million in shares and remain committed to our return of capital targets while maintaining an investment grade credit profile. Including our Q2 cash flow, we are pleased to announce that our reported free cash flow conversion1 for the first half of the year remained approximately 100%."

Financial Outlook2
The Company has narrowed its outlook for fiscal 2024 adjusted EBITDA to a range of $1,540M to $1,585M and adjusted EPS of $7.80 to $8.10, up 9% and 10% year-over-year at the midpoints, respectively.

Update on Planned Separation Transaction

On November 20, 2023, Jacobs announced that it had entered into a definitive agreement to separate and combine its CMS and portions of the Divergent Solutions businesses (the "Separated Businesses") with Amentum in a tax-efficient Reverse Morris Trust transaction. Until closing, the Separated Businesses will operate as business units of Jacobs and financial results for the businesses will be reported in continuing operations. Closing of the transaction is subject to various customary closing conditions. The Company has made strong progress towards the separation. During the second quarter, the Company announced the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, had expired. The Company has now also received all other approvals and clearances under competition and foreign direct investment laws which were conditions to the consummation of the separation transaction. Currently, the Company expects to fulfill the remaining closing conditions, and the transaction to close, in the second half of the fourth quarter of fiscal year 2024.

1See "Non-GAAP Financial Measures and Operating Metrics" and the GAAP Reconciliation tables that follow for additional detail.
2Reconciliation of fiscal 2024 adjusted EBITDA, adjusted EPS and expectations for fiscal year 2024 reported free cash flow conversion to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2024. The Company's forecasts assume full year contribution from the Separated Businesses.

Second Quarter Review (in thousands, except per-share data)

	Fiscal Q2 2024	Fiscal Q2 2023	Change
Revenue	$4,269,093	$4,078,332	$190,761
Adjusted Net Revenue[1]	$3,476,110	$3,376,878	$99,232
GAAP Net Earnings from Continuing Operations	$162,880	$216,587	$(53,707)
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$1.29	$1.70	($0.41)
Adjusted Net Earnings from Continuing Operations[1,3]	$240,932	$262,237	$(21,305)
Adjusted EPS from Continuing Operations[1,3]	$1.91	$2.06	($0.15)
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the second quarter of fiscal 2024 and fiscal 2023 exclude certain adjustments that are further described in the section entitled “Non-GAAP Financial Measures” at the end of this release. For a reconciliation of Revenue to Adjusted Net Revenue, see "Segment Information", below.

The Company’s U.S. GAAP effective tax rate for continuing operations is 27.9% for the fiscal second quarter 2024, and fiscal second quarter 2024 adjusted earnings per share from continuing operations reflects an adjusted effective tax rate of 26.3%. The Company’s U.S. GAAP effective tax rate for continuing operations was 7.6% for the fiscal second quarter 2023, and fiscal second quarter 2023 adjusted effective tax rate for continuing operations was 11.0%.

Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday May 7, 2024, which it is webcasting live at www.jacobs.com.

3Beginning with our fiscal first quarter in 2024, the Company has revised its presentation of adjusted net earnings from continuing operations and adjusted EPS from continuing operations to no longer apply an adjustment which previously resulted in the application of the expected annual effective tax rate to all quarterly periods. Prior comparable periods are also being presented on this basis.
Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” "target," "goal" and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning our expectations as to our future growth, prospects, financial outlook and business strategy, including our expectations for our fiscal year 2024 adjusted EBITDA, adjusted EPS, and free cash flow conversion, as well as our expectations for margin expansion, and our fiscal year 2024 effective tax rates, and any assumptions underlying any of the foregoing. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include uncertainties as to the structure and timing of the proposed transaction to spin off and merge the Separated Businesses with Amentum (together the "Combined Company") in a proposed transaction that is intended to be tax-free to stockholders for U.S. federal income tax purposes (hereinafter referred to as the “Separation Transaction”), the impact of the Separation Transaction on Jacobs’ and the Combined Company’s businesses if the transaction is completed, including a possible impact on Jacobs’ credit profile, and a possible decrease in the trading price of Jacobs' and/or the Combined Company’s shares, the possibility that the Separation Transaction, if completed, may not qualify for the expected tax treatment, the ability to obtain all required regulatory approvals, the possibility that closing conditions for the Separation Transaction may not be satisfied or waived, on a timely basis or otherwise, the risk that any consents or approvals required in connection with the Separation Transaction may not be received, the risk that the Separation Transaction may not be completed on the terms or in the time-frame expected by the parties, uncertainties as to our and our stockholders’ respective ownership percentages of the combined company and the value to be derived from the disposition of Jacobs’ stake in the combined company, unexpected costs, charges or expenses resulting from the Separation Transaction, business and management strategies and the growth expectations of the Combined Company, the inability of Jacobs and the Combined Company to retain and hire key personnel, customers or suppliers while the Separation Transaction is pending or after it is completed, and the ability of the Company to eliminate all stranded costs, as well as other factors related to our business, such as our ability to fully execute on our three-year corporate strategy, including our ability to invest in the tools needed to implement our strategy, competition from existing and future competitors in our target markets, our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses, the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from evolving business strategies, including on the Company’s ability to maintain its culture and retain key personnel, the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, the timing of the award of projects and funding and potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, as well as other legislation related to governmental spending, any changes in U.S. or foreign tax laws, statutes, rules, regulations or ordinances that may adversely impact our future financial positions or results of operations, financial market risks that may affect the Company, including by affecting the Company's access to capital, the cost of such capital and/or the Company's funding obligations under defined benefit pension and postretirement plans, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates, and foreign currency exchange rates, changes in capital markets, instability in the banking industry, or the impact of a possible recession or economic downturn on our results, prospects and opportunities, and geopolitical events and conflicts among others. The impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our product solutions and services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints or changes to governmental budgetary priorities; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that have and could continue to negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with retaining and hiring additional employees; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of any future pandemics or infectious disease outbreaks on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 29, 2023, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A - Risk Factors, in our most recently filed Quarterly Report on Form 10-Q, as well as the Company’s other filings with the U.S. Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $16 billion in annual revenue and a talent force of more than 60,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, X, Facebook and Instagram.

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Six Months Ended
Unaudited	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Revenues	$4,269,093	$4,078,332	$8,428,318	$7,877,001
Direct cost of contracts	(3,364,478)	(3,188,038)	(6,673,165)	(6,171,994)
Gross profit	904,615	890,294	1,755,153	1,705,007
Selling, general and administrative expenses	(623,627)	(600,431)	(1,270,101)	(1,177,339)
Operating Profit	280,988	289,863	485,052	527,668
Other Income (Expense):
Interest income	9,405	7,630	17,639	10,637
Interest expense	(44,232)	(40,613)	(87,584)	(80,690)
Miscellaneous expense, net	(4,576)	(4,567)	(7,771)	(7,820)
Total other expense, net	(39,403)	(37,550)	(77,716)	(77,873)
Earnings from Continuing Operations Before Taxes	241,585	252,313	407,336	449,795
Income Tax expense from Continuing Operations	(67,283)	(19,060)	(51,005)	(69,163)
Net Earnings of the Group from Continuing Operations	174,302	233,253	356,331	380,632
Net Loss of the Group from Discontinued Operations	(768)	(75)	(1,342)	(783)
Net Earnings of the Group	173,534	233,178	354,989	379,849
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(7,340)	(7,803)	(14,567)	(14,834)
Net Earnings Attributable to Redeemable Noncontrolling interests	(4,082)	(8,863)	(6,700)	(12,855)
Net Earnings Attributable to Jacobs from Continuing Operations	162,880	216,587	335,064	352,943
Net Earnings Attributable to Jacobs	$162,112	$216,512	$333,722	$352,160
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.30	$1.71	$2.68	$2.78
Basic Net Loss from Discontinued Operations Per Share	$(0.01)	$—	$(0.01)	$(0.01)
Basic Earnings Per Share	$1.29	$1.71	$2.66	$2.78

Diluted Net Earnings from Continuing Operations Per Share	$1.29	$1.70	$2.66	$2.77
Diluted Net Loss from Discontinued Operations Per Share	$(0.01)	$—	$(0.01)	$(0.01)
Diluted Earnings Per Share	$1.28	$1.70	$2.65	$2.76

Segment Information (in thousands):

	Three Months Ended		Six Months Ended
Unaudited	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Revenues from External Customers:
Critical Mission Solutions	$1,229,226	$1,191,056	$2,357,829	$2,266,231
People & Places Solutions	2,521,860	2,345,065	4,992,301	4,572,050
Pass Through Revenue	(767,238)	(684,065)	(1,593,718)	(1,394,223)
People & Places Solutions Adjusted Net Revenue	$1,754,622	$1,661,000	$3,398,583	$3,177,827
Divergent Solutions	$224,040	$241,224	$478,220	$455,690
Pass Through Revenue	(25,745)	(17,389)	(69,653)	(31,103)
Divergent Solutions Adjusted Net Revenue	$198,295	$223,835	$408,567	$424,587
PA Consulting	$293,967	$300,987	$599,968	$583,030
Total Revenue	$4,269,093	$4,078,332	$8,428,318	$7,877,001
Adjusted Net Revenue	$3,476,110	$3,376,878	$6,764,947	$6,451,675

	Three Months Ended		Six Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Segment Operating Profit:
Critical Mission Solutions	$103,649	$93,943	$197,056	$176,163
People & Places Solutions	267,765	232,205	492,763	458,825
Divergent Solutions (1)	18,973	24,861	26,556	36,828
PA Consulting	60,169	65,631	114,624	116,658
Total Segment Operating Profit	450,556	416,640	830,999	788,474
Other Corporate Expenses (2)	(117,313)	(107,623)	(238,373)	(201,309)
Restructuring, Transaction and Other Charges (3)	(52,255)	(19,154)	(107,574)	(59,497)
Total U.S. GAAP Operating Profit	280,988	289,863	485,052	527,668
Total Other Expense, net	(39,403)	(37,550)	(77,716)	(77,873)
Earnings Before Taxes from Continuing Operations	$241,585	$252,313	$407,336	$449,795

(1)	For the six months ended March 29, 2024, operating profit included an approximate $15 million pre-tax non-cash charge associated with an inventory write down during the fiscal 2024 period comprised of cumulative adjustments of immaterial inventory misstatements previously reported which would not have been material to any prior period financial statements nor to any amounts reported in the current period.
(2)	Other corporate expenses included intangibles amortization of $52.6 million and $50.5 million for the three months ended March 29, 2024 and March 31, 2023, respectively, and $103.8 million and $100.2 million, for the six months ended March 29, 2024 and March 31, 2023, respectively, along with approximately $11.0 million intangibles impairment charge in the six month period ended, March 29, 2024 . Additionally, the comparison of the six month period of fiscal 2024 to the corresponding 2023 period was unfavorably impacted by the one-time net favorable impact of $41 million relating mainly to changes in employee benefits programs in the prior year, partly offset by year over year favorable department spending as well as favorable impacts of corporate functional overhead cost recovery by our lines of business.
(3)	The three months and six months ended March 29, 2024 included $38.9 million and $79.1 million, respectively, in restructuring and other charges and $8.4 million and $19.4 million, respectively, of transaction charges, mainly relating to the Separation Transaction (primarily professional services and employee separation costs). Included in the three months and six months ended March 31, 2023 were $10.1 million and $37.2 million, respectively, mainly in real estate impairment charges related to the Company's transformation initiatives.

Balance Sheets (in thousands):

	March 29, 2024	September 29, 2023
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$1,033,519	$926,582
Receivables and contract assets	3,772,484	3,558,806
Prepaid expenses and other	189,455	204,965
Total current assets	4,995,458	4,690,353
Property, Equipment and Improvements, net	341,420	357,032
Other Noncurrent Assets:
Goodwill	7,404,422	7,343,526
Intangibles, net	1,209,240	1,271,943
Deferred income tax assets	58,383	53,131
Operating lease right-of-use assets	392,967	414,384
Miscellaneous	495,687	486,740
Total other noncurrent assets	9,560,699	9,569,724
	$14,897,577	$14,617,109
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$837,260	$61,430
Accounts payable	1,162,078	1,143,802
Accrued liabilities	1,204,296	1,301,644
Operating lease liability	150,272	152,077
Contract liabilities	919,417	763,608
Total current liabilities	4,273,323	3,422,561
Long-term debt	2,164,843	2,813,471
Liabilities relating to defined benefit pension and retirement plans	270,608	258,540
Deferred income tax liabilities	150,354	221,158
Long-term operating lease liability	501,123	543,230
Other deferred liabilities	133,034	125,088
Commitments and Contingencies	—	—
Redeemable Noncontrolling interests	725,830	632,979
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 125,216,293 shares and 125,976,998 shares as of March 29, 2024 and September 29, 2023, respectively	125,216	125,977
Additional paid-in capital	2,733,758	2,735,325
Retained earnings	4,576,383	4,542,872
Accumulated other comprehensive loss	(811,243)	(857,954)
Total Jacobs stockholders’ equity	6,624,114	6,546,220
Noncontrolling interests	54,348	53,862
Total Group stockholders’ equity	6,678,462	6,600,082
	$14,897,577	$14,617,109

Statements of Cash Flows (in thousands):

	For the Three Months Ended		For the Six Months Ended
Unaudited	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$173,534	$233,178	$354,989	$379,849
Adjustments to reconcile net earnings to net cash flows (used for) provided by operations:
Depreciation and amortization:
Property, equipment and improvements	24,554	27,707	49,723	55,686
Intangible assets	52,644	50,475	103,763	100,247
Stock based compensation	15,866	15,054	35,176	35,285
Equity in earnings of operating ventures, net of return on capital distributions	(8,853)	(5,544)	(6,983)	(2,931)
Loss on disposals of assets, net	602	587	1,210	828
Impairment of long-lived assets	—	10,075	—	37,217
Deferred income taxes (benefit)	(15,727)	6,988	(73,966)	20,785
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	(121,037)	(63,915)	(18,332)	63,229
Prepaid expenses and other current assets	(29,305)	(18,159)	20,911	(9,940)
Miscellaneous other assets	15,096	894	43,481	43,472
Accounts payable	50,607	36,560	14,764	(15,109)
Accrued liabilities	(204,224)	(101,814)	(166,640)	(228,857)
Other deferred liabilities	12,738	(62,358)	11,073	(53,896)
Other, net	(9,318)	2,313	6,369	8,474
Net cash (used for) provided by operating activities	(42,823)	132,041	375,538	434,339
Cash Flows from Investing Activities:
Additions to property and equipment	(27,802)	(35,202)	(45,108)	(67,389)
Disposals of property and equipment and other assets	102	7	145	15
Capital contributions to equity investees, net of return of capital distributions	394	8,000	1,660	8,384
Acquisitions of businesses, net of cash acquired	(14,000)	(742)	(14,000)	(17,685)
Net cash used for investing activities	(41,306)	(27,937)	(57,303)	(76,675)
Cash Flows from Financing Activities:
Net proceeds (repayments) of borrowings	119,143	(46,422)	85,530	(53,843)
Debt issuance costs	—	(11,388)	(1,606)	(11,388)
Proceeds from issuances of common stock	11,305	10,577	22,660	25,374
Common stock repurchases	(95,446)	—	(195,462)	(140,522)
Taxes paid on vested restricted stock	(10,785)	(679)	(33,172)	(23,209)
Cash dividends to shareholders	(36,771)	(32,977)	(70,137)	(62,788)
Net dividends associated with noncontrolling interests	(9,541)	(8,976)	(14,249)	(11,283)
Repurchase of redeemable noncontrolling interests	—	—	(24,360)	(58,353)
Net cash used for financing activities	(22,095)	(89,865)	(230,796)	(336,012)
Effect of Exchange Rate Changes	(16,517)	(2,045)	17,631	49,761
Net (Decrease) Increase in Cash and Cash Equivalents and Restricted Cash	(122,741)	12,194	105,070	71,413
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,157,256	1,213,426	929,445	1,154,207
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,034,515	$1,225,620	$1,034,515	$1,225,620

Backlog (in millions):

	March 29, 2024	March 31, 2023
Critical Mission Solutions	$8,453	$8,136
People & Places Solutions	17,929	17,563
Divergent Solutions	2,682	2,956
PA Consulting	344	319
Total	$29,408	$28,974

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.

Adjusted net revenue is calculated excluding pass through revenue of the Company’s People & Places Solutions and Divergent Solutions segments from the Company’s revenue from continuing operations. Pass through revenues are amounts we bill to clients on projects where we are procuring subcontract labor or third-party materials and equipment on behalf of the client. These amounts are considered pass throughs because we receive no or only a minimal mark-up associated with the billed amounts. We have amended our name and convention for revenue, excluding pass-through costs from “net revenue” to “adjusted net revenue.” Note, this is simply a name change intended to make the non-GAAP nature of this measure more prominent and does not impact measurement.

Adjusted operating profit, adjusted earnings from continuing operations before taxes, adjusted income taxes from continuing operations, adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by:

1.Excluding items collectively referred to as Restructuring, Transaction and Other Charges, which include:
a.costs and other charges associated with our Focus 2023 transformation initiatives, including activities associated with the re-scaling and repurposing of physical office space, employee separations, contractual termination fees and related expenses, referred to as "Focus 2023 Transformation, mainly real estate rescaling efforts";
b.transaction costs and other charges incurred in connection with the Separation Transaction and acquisitions of BlackLynx and StreetLight and the strategic investment in PA Consulting, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to the sellers in connection with certain acquisitions; impacts resulting from the EPS numerator adjustment relating to the redeemable noncontrolling interests preference share repurchase and reissuance activities and similar transaction costs and expenses (collectively referred to as "Transaction Costs");
c.recoveries, costs and other charges associated with restructuring activities implemented in connection with the Separation Transaction, including advisor fees, involuntary terminations and related costs, the acquisitions of CH2M, BlackLynx, and StreetLight, the strategic investment in PA Consulting, the sale of the ECR business and other cost reduction and restructuring initiatives, which included involuntary terminations of officers and employees, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and personnel costs, amounts relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, including the final settlement charges relating to the Legacy CH2M Matter, net of previously recorded reserves, third party recoveries recorded as receivables reducing SG&A, and charges associated with the impairment and final closing activities of our AWE ML joint venture (collectively referred to as “Restructuring, integration, separation and other charges").

2.Excluding items collectively referred to as "Other adjustments",1 which include:
a.adding back intangible assets amortization and impairment charges;
b.impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;
c.impacts related to tax rate increases in the UK in a prior period.

Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Free cash flow (FCF) is calculated as net cash provided by operating activities as reported on the statement of cash flows less additions to property and equipment.
Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.

1 Beginning with our first fiscal quarter in 2024, the Company has revised its presentation of adjusted net earnings from continuing operations and adjusted EPS to no longer reflect adjustments to align these non-GAAP measures to our annual effective tax rates.

P&PS Adjusted Operating Margin is a ratio of the GAAP operating profit for the segment to the segment's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain operating metrics which management believes are useful in evaluating the Company's performance. Backlog represents revenue or gross profit, as applicable, we expect to realize for work to be completed by our consolidated subsidiaries and our proportionate share of work to be performed by unconsolidated joint ventures. Gross margin in backlog refers to the ratio of gross profit in backlog to gross revenue in backlog. For more information on how we determine our backlog, see our Backlog Information in our most recent annual report filed with the Securities and Exchange Commission. Adjusted EBITDA margin refers to a ratio of adjusted EBITDA to adjusted net revenue. Cash conversion refers to a ratio of cash flow from operations to GAAP net earnings from continuing operations. Reported FCF conversion refers to a ratio of FCF to GAAP net earnings from continuing operations. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP earnings from continuing operations before taxes, income taxes from continuing operations, net earnings attributable to Jacobs from continuing operations, Diluted Net Earnings from Continuing Operations Per Share (which we refer to as EPS from continuing operations), operating profit, to the corresponding "adjusted" amount, net cash provided by operating activities to free cash flow and revenue to adjusted net revenue. For the comparable period presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not total due to rounding).

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Before Taxes (in thousands)

	Three Months Ended		Six Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Earnings from Continuing Operations Before Taxes	$241,585	$252,313	$407,336	$449,795
Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	10,995	49	38,167
Transaction costs	10,328	6,282	24,277	11,552
Restructuring, integration, separation and other charges	41,928	1,845	83,248	9,117
Other Adjustments (2):
Amortization of intangibles	52,644	50,475	103,763	100,247
Other	6,051	(3,164)	17,435	1,126
Adjusted Earnings from Continuing Operations Before Taxes	$352,536	$318,746	$636,108	$610,004
(1) Includes pre-tax non-cash charges primarily relating to the Separation Transaction for the three- and six- months ended March 29, 2024, and real estate impairments charges associated with the Company's Focus 2023 transformation program of $10.1 million and $37.2 million, respectively, charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs for the three and six-months ended March 31, 2023.
(2) Includes pre-tax charges for the removal of amortization of intangible assets and the impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment of $5.2 million and $(3.2) million for the three months ended March 29, 2024 and March 31, 2023, respectively. The six months ended March 29, 2024 also includes an approximate $11 million intangibles impairment charge.

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations (in thousands)

	Three Months Ended		Six Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Income Tax Expense from Continuing Operations	$(67,283)	$(19,060)	$(51,005)	$(69,163)
Tax Effects of Restructuring, Transaction and Other Charges (1)
Focus 2023 Transformation, mainly real estate rescaling efforts	—	(2,907)	(12)	(9,584)
Transaction costs	(2,318)	(1,486)	(5,458)	(2,736)
Restructuring, integration, separation and other charges	(9,755)	(408)	(19,654)	(2,196)
Tax Effects of Other Adjustments (2)
Amortization of intangibles	(13,203)	(12,031)	(26,027)	(23,911)
Other	(213)	696	(2,627)	(248)
Adjusted Income Tax Expense from Continuing Operations	$(92,772)	$(35,196)	$(104,783)	$(107,838)
(1) Includes estimated income tax impacts on restructuring activities primarily relating to the Separation Transaction for the three- and six- months ended March 29, 2024, along with impacts on real estate impairments associated with the Company's Focus 2023 transformation program and charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs for the three months ended March 31, 2023.
(2) Includes estimated income tax impacts on amortization of intangible assets and on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three- and six- months ended March 29, 2024 and March 31, 2023. The six months ended March 29, 2024 also includes the income tax impact on an approximate $11 million intangibles impairment charge.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted Net Earnings Attributable to Jacobs from Continuing Operations (in thousands)

	Three Months Ended		Six Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Net Earnings Attributable to Jacobs from Continuing Operations	$162,880	$216,587	$335,064	$352,943
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	8,088	37	28,583
Transaction costs	7,671	4,240	18,122	7,791
Restructuring, integration, separation and other charges	31,274	1,437	62,338	6,921
After-tax effects of Other Adjustments (2):
Amortization of intangibles	34,830	33,575	68,486	66,432
Other	4,277	(1,690)	12,771	542
Adjusted Net Earnings Attributable to Jacobs from Continuing Operations	$240,932	$262,237	$496,818	$463,212

(1) Includes estimated after-tax impacts primarily relating to the Separation Transaction for the three- and six- months ended March 29, 2024, along with non-cash real estate impairment charges associated the Company's Focus 2023 program and charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs for the three- and six- months ended March 31, 2023.
(2) Includes estimated after-tax and noncontrolling interest impacts from amortization of intangible assets and estimated tax impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three months ended March 29, 2024 and March 31, 2023. The six months ended March 29, 2024 also includes the estimated after-tax impact from an approximate $11 million intangibles impairment charge.

Reconciliation of Diluted Net Earnings from Continuing Operations Per Share to Adjusted Diluted Net Earnings from Continuing Operations Per Share (in thousands)

	Three Months Ended		Six Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Diluted Net Earnings from Continuing Operations Per Share	$1.29	$1.70	$2.66	$2.77
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	0.06	—	0.22
Transaction costs	0.06	0.03	0.13	0.06
Restructuring, integration, separation and other charges	0.25	0.01	0.49	0.05
After-tax effects of Other Adjustments (2):
Amortization of intangibles	0.28	0.26	0.55	0.52
Other	0.04	(0.01)	0.09	—
Adjusted Diluted Net Earnings from Continuing Operations Per Share	$1.91	$2.06	$3.93	$3.64
(1) Includes estimated per-share impacts from the restructuring activities primarily relating to the Separation Transaction for the three- and six- months ended March 29, 2024, along with real estate impairments associated with the Company's Focus 2023 transformation program and impacts associated with various transaction costs incurred with our acquisition and restructuring related activity costs associated with Company restructuring and integration programs for the six months ended March 31, 2023.
(2) Includes estimated per-share impacts from amortization of intangible assets and certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three months ended March 29, 2024 and March 31, 2023. The six months ended March 29, 2024 also includes the per-share impact from an approximate $11 million intangibles impairment charge.

Reconciliation of Operating Profit to Adjusted Operating Profit (in thousands)

	Three Months Ended		Six Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Operating Profit	$280,988	$289,863	$485,052	$527,668
Restructuring, Transaction and Other Charges (1)
Focus 2023 Transformation, mainly real estate rescaling efforts	—	11,028	49	38,828
Transaction costs	10,328	6,282	24,277	11,552
Restructuring, integration, separation and other charges	41,928	1,845	83,248	9,117
Other Adjustments (2)
Amortization of intangibles	52,644	50,475	103,763	100,247
Other	6,051	(3,164)	17,435	1,126
Adjusted Operating Profit	$391,939	$356,329	$713,824	$688,538
(1) Includes estimated operating profit impacts from restructuring charges relating to the Separation Transaction for the three- and six- months ended March 29, 2024, along with real estate impairments associated with the Company's Focus 2023 transformation program and impacts associated with various transaction costs incurred with our acquisition and restructuring related activity costs associated with Company restructuring and integration programs for the six months ended March 31, 2023.
(2) Includes estimated operating profit impacts from amortization of intangible assets and estimated operating profit impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three- and six- months ended March 29, 2024 and March 31, 2023. The six months ended March 29, 2024 also includes an approximate $11 million intangibles impairment charge.
Reconciliation of Free Cash Flow (in thousands)

	Three Months Ended		Six Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Net cash (used for) provided by operating activities	$(42,823)	$132,041	$375,538	$434,339
Additions to property and equipment	(27,802)	(35,202)	(45,108)	(67,389)
Free cash flow	$(70,625)	$96,839	$330,430	$366,950
Net cash used for investing activities	$(41,306)	$(27,937)	$(57,303)	$(76,675)
Net cash used for financing activities	$(22,095)	$(89,865)	$(230,796)	$(336,012)

Earnings Per Share:

	Three Months Ended		Six Months Ended
Unaudited	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$162,880	$216,587	$335,064	$352,943
Preferred Redeemable Noncontrolling interests redemption value adjustment	—	—	1,766	—
Net earnings from continuing operations allocated to common stock for EPS calculation	$162,880	$216,587	$336,830	$352,943

Net loss from discontinued operations allocated to common stock for EPS calculation	$(768)	$(75)	$(1,342)	$(783)

Net earnings allocated to common stock for EPS calculation	$162,112	$216,512	$335,488	$352,160

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	125,712	126,886	125,909	126,855

Effect of dilutive securities:
Stock compensation plans	499	473	603	573
Shares used for calculating diluted EPS attributable to common stock	126,211	127,359	126,512	127,428

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.30	$1.71	$2.68	$2.78
Basic Net Loss from Discontinued Operations Per Share	$(0.01)	$—	$(0.01)	$(0.01)
Basic Earnings Per Share	$1.29	$1.71	$2.66	$2.78
Diluted Net Earnings from Continuing Operations Per Share	$1.29	$1.70	$2.66	$2.77
Diluted Net Loss from Discontinued Operations Per Share	$(0.01)	$—	$(0.01)	$(0.01)
Diluted Earnings Per Share	$1.28	$1.70	$2.65	$2.76
Note: Per share amounts may not add due to rounding.

For additional information contact:

Investors:
Ayan Banerjee
JacobsIR@jacobs.com

Media:
Louise White
louise.white@jacobs.com
469-724-0810

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